Exhibit 31.1

                               CERTIFICATION OF CEO

Certification Pursuant to 18 USC, Section 1350, as Adopted Pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Rubber Technology International, Inc. (the "Company") on Form 10- QSB for the quarter ended August 31, 2003 (the "Report"), as filed with the Securities and Exchange Commission, on the date hereof, I, Trevor Webb, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 USC 1350, as adopted pursuant to '302 and promulgated as 18 USC 1350 pursuant to '906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report referenced above has been read and reviewed by the undersigned.

2. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

3. The Report referenced above does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to makes the statements made, in light of the circumstances under which such statements were made, not misleading.

4. I acknowledge that the management of the Company is solely responsible for the fair presentation in the financial statements of the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America.

5. Based upon my knowledge, the financial statements, and other such financial information included in the report, fairly present, in all material aspects, the financial condition and results of operations of the Company as of and for the quarter ended August 31, 2003.

6. Additionally, I acknowledge that the Company's Board of Directors and Management are solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that

               1)   recorded transactions are valid;
               2)   valid transactions are recorded;
               3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

/s/  Trevor  Webb
-------------------------
Trevor  Webb
Chief  Executive  Officer

Dated:  October 13, 2003